BEAR STEARNS MORTGAGE SECURITIES INC.

                       Mortgage Pass-Through Certificates


                                 TERMS AGREEMENT


                                                  Dated: as of December 26, 1997



To:  BEAR STEARNS MORTGAGE SECURITIES INC.

Re:  Underwriting Agreement dated June 25, 1996

Underwriter:  Bear, Stearns & Co. Inc.

Series Designation:  Series 1997-7

Class Designation Schedule of the Certificates: Class P, Class 1-A-1, Class 1-A-X1, Class 1-A- 2, Class 1-A-X2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A- 8, Class 1-A-9, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class X, Class B-1, Class B-2, Class B-3, Class 3-A, Class 3-X, Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 4-A, Class 4-X, Class 4-B-1, Class 4-B-2, Class 4-B-3, Class 5-A, Class 5-B-1, Class 5-B-2, Class 5-B-3, Class R-1 and Class R-2 Certificates

TERMS OF THE CERTIFICATES TO BE PURCHASED BY THE UNDERWRITER:

CLASS               ORIGINAL PRINCIPAL AMOUNT              INTEREST RATE
 P                     $      966,733.51                        (1)
 1-A-1                 $   64,234,000                           6.35%
 1-A-X1                $   64,234,000                           0.65%
 1-A-2                 $   57,398,000                           6.50%
 1-A-X2                $   57,398,000                           0.50%
 1-A-3                 $  119,518,000                           7.00%
 1-A-4                 $   13,772,000                           7.00%
 1-A-5                 $   26,016,235                            (3)
 1-A-6                 $    5,574,908                            (4)
 1-A-7                 $   25,000,000                            (3)
 1-A-8                 $    7,142,857                            (4)
 1-A-9                 $   84,772,445                           7.00%
 2-A-1                 $  108,113,000                           7.00%
 2-A-2                 $    6,014,000                           7.00%
 2-A-3                 $    4,110,000                           7.00%
 2-A-4                 $   13,885,999                           7.00%
 X                     $  562,724,263.64                         (5)
 B-1                   $   14,349,468                           7.00%
 B-2                   $    5,627,243                           7.00%
 B-3                   $    2,250,897                           7.00%
 3-A                   $   96,087,329                           7.25%
 3-X                   $  105,079,195.92                         (5)
 3-B-1                 $    4,465,865                           7.25%
 3-B-2                 $    1,786,347                           7.25%
 3-B-3                 $    1,103,331                           7.25%
 4-A                   $   41,533,352                           7.00%
 4-X                   $   43,397,142.04                         (5)
 4-B-1                 $      716,052                           7.00%
 4-B-2                 $      260,383                           7.00%
 4-B-3                 $      130,192                           7.00%
 5-A                   $   69,056,699                            (6)
 5-B-1                 $    1,614,546                            (6)
 5-B-2                 $      430,545                            (6)
 5-B-3                 $      215,273                            (6)
 R-1                   $          100                           7.00%
 R-2                   $          100                           7.00%

---------------

1) The Class P Certificates are principal only certificates and will not bear interest. The Current Principal Amount of the Class P Certificates initially will be the amount shown above and is composed of five components ("Component P-1," "Component P-2," "Component P-3," "Component P-4," and "Component P-5") equal to the PO Percentage of each Discount Mortgage Loan in Mortgage Loan Groups 1, 2, 3 and 4, respectively, and in the case of Component P-5, a fixed amount of principal payable from all Group 5 Mortgage Loans.

(2) The notional principal amount ("Notional Amount") of the Class 1-A-X1 Certificates and the Class 1-A-X2 Certificates on any Distribution Date will be equal to the Current Principal Amount of the Class 1-A-1 Certificates and the Class 1-A-2 Certificates, respectively, as of such date.

(3) During the initial Interest Accrual Period, interest will accrue on the Class 1-A-5 and Class 1-A-7 Certificates at the rate of 7.00% and 6.5875% per annum, respectively. During each Interest Accrual Period thereafter, interest will accrue on the Class 1-A-5 Certificates at a per annum rate of 1.00% above LIBOR, determined monthly as described herein, subject to a maximum rate of 8.50% and a minimum rate of 1.00%, and interest will accrue on the Class 1-A- 7 Certificates at a per annum rate of 0.90% above LIBOR, determined monthly as described herein, subject to a maximum rate of 9.00% and a minimum rate of 0.90%.

(4) During the initial Interest Accrual Period, interest will accrue on the Class 1-A-6 and Class 1-A-8 Certificates at the rate of 7.00% and 8.44375% per annum, respectively. During each Interest Accrual Period thereafter, interest will accrue on the Class 1-A-6 Certificates at a per annum rate equal to 35.00%
- (4.6667 x LIBOR) determined monthly as described herein, subject to a maximum rate of 35.00% and a minimum rate of 0.00%, and interest will accrue on the Class 1-A-8 Certificates at a per annum rate equal to 28.35% - (3.5 x LIBOR) determined monthly as described herein, subject to a maximum rate of 28.35% and a minimum rate of 0.00%.

(5) The Class X Certificates, the Class 3-X Certificates and the Class 4-X Certificates will have Notional Amounts equal to the aggregate Scheduled Principal Balances of the Group 1 and Group 2 Mortgage Loans, the Group 3 Mortgage Loans and the Group 4 Mortgage Loans, respectively, and will bear interest on their Notional Amounts at variable Pass-Through Rates equal, in the case of the Class X Certificates, to the weighted average of the excess, if any, of (a) the Net Rates on each Group 1 and 2 Mortgage Loan over (b) 7.00% per annum; in the case of the Class 3-X Certificates, to the weighted average of the excess, if any, of (a) the Net Rates on each Group 3 Mortgage Loan over (b) 7.25% per annum; and in the case of the Class 4-X Certificates, to the weighted average of the excess, if any, of (a) the Net Rates on each Group 4 Mortgage Loan over (b) 7.00% per annum. The Pass-Through Rates for the Class X Certificates, the Class 3-X Certificates and the Class 4-X Certificates for the initial Interest Accrual Period are expected to be approximately 0.5586%, 0.9052% and 0.2253% per annum, respectively. The Notional Amount of the Class X Certificates is composed of two components ("Component X-1" and "Component X-2") equal to the Scheduled Principal Balances of the Group 1 and Group 2 Mortgage Loans, respectively.

(6) All Group 5 Certificates other than the Component P-5 will bear interest at a variable rate equal to the weighted average of the Net Rates of the Group 5 Mortgage Loans.

The Certificates purchased by the Underwriter will be offered from time to time by the Underwriter in negotiated transactions at varying prices to be determined at the time of sale.

DEFINED TERMS: Terms not otherwise defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement dated as of December 1, 1997, among Bear Stearns Mortgage Securities Inc., as seller, North American Mortgage Company, as a master servicer, PHH Mortgage Services Corporation, as a master servicer and The First National Bank of Chicago, as trustee.

FORM OF CERTIFICATES BEING PURCHASED BY THE UNDERWRITER: Book Entry except for the Class R-1 and Class R-2 Certificates which will be in certificated, fully registered form.

DISTRIBUTION DATES: The 25th day of each month or, if such 25th day is not a business day, the next succeeding business day commencing in January, 1998.

CERTIFICATE RATING FOR THE CERTIFICATES BEING PURCHASED BY THE UNDERWRITERS:

                                         RATING
CLASS                         MOODY'S                   DCR

Class P                         Aaa                     AAA
Class 1-A-1                     Aaa                     AAA
Class 1-A-X1                    Aaa                     AAA
Class 1-A-2                     Aaa                     AAA
Class 1-A-X2                    Aaa                     AAA
Class 1-A-3                     Aaa                     AAA
Class 1-A-4                     Aaa                     AAA
Class 1-A-5                     Aaa                     AAA
Class 1-A-6                     Aaa                     AAA
Class 1-A-7                     Aaa                     AAA
Class 1-A-8                     Aaa                     AAA
Class 1-A-9                     Aaa                     AAA
Class 2-A-1                     Aaa                     AAA
Class 2-A-2                     Aaa                     AAA
Class 2-A-3                     Aaa                     AAA
Class 2-A-4                     Aaa                     AAA
Class X                         Aaa                     AAA
Class B-1                        -                       AA
Class B-2                        -                       A
Class B-3                        -                      BBB
Class 3-A                       Aaa                     AAA
Class 3-X                       Aaa                     AAA
Class 3-B-1                      -                       AA
Class 3-B-2                      -                       A
Class 3-B-3                      -                      BBB
Class 4-A                       Aaa                     AAA
Class 4-X                       Aaa                     AAA
Class 4-B-1                      -                       AA
Class 4-B-2                      -                       A
Class 4-B-3                      -                      BBB
Class 5-A                       Aaa                     AAA
Class 5-B-1                      -                       AA
Class 5-B-2                      -                       A
Class 5-B-3                      -                      BBB
Class R-1                       Aaa                     AAA
Class R-2                       Aaa                     AAA




MORTGAGE ASSETS: The Mortgage Loans to be included in the Trust Fund are as described in Annex A hereto.

PURCHASE PRICE: The aggregate purchase price payable by the Underwriter for the Certificates covered by this Agreement will be $783,131,212.09 (plus $4,734,895.98 in accrued interest).

CREDIT ENHANCEMENT: None other than the subordination described in the related Prospectus Supplement.

CLOSING DATE: December 30, 1997, 9:00 a.m., New York time.


                  [Remainder of Page Intentionally Left Blank]

The undersigned, as the Underwriter, agrees, subject to the terms and provisions of the above- referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above-referenced Series of Certificates as set forth herein.


BEAR, STEARNS & CO. INC.


By:  /S/ PAUL FREEDMAN
         Name:  Paul Freedman
         Title: Senior Managing Director


Accepted:

BEAR STEARNS MORTGAGE SECURITIES INC.


By:       /S/ MARY HAGGERTY
         Name:  Mary Haggerty
         Title:   Vice President

                                     ANNEX A


                             Mortgage Loan Schedule

              SEE EXHIBIT B OF THE POOLING AND SERVICING AGREEMENT